EXHIBIT 10.05

Amendment No. 4 to that certain Secured Note dated as of July 29, 2004 in the principal sum of $750,000, as amended by Amendment 1 dated March 27, 2008, Amendment 2 dated February 12, 2009, and Amendment 3 dated March 5, 2010 (“Note”).

For good and valuable consideration, the parties to the Note amend the Note to extend the Maturity Date from January 1, 2011 to January 1, 2012.

Except as set forth above, the Note is hereby ratified and confirmed in all respects.

Dated: March 1, 2011

Colonial Commercial Corp.

By:	/s/ William Pagano
Name:	William Pagano, Chief Executive Officer

Subsidiaries that are “Grantors of a Security Interest” under the Note:

Universal Supply Group, Inc.

By:	/s/ William Pagano
Name:	William Pagano, President

The RAL Supply Group, Inc.

By:	/s/ William Pagano
Name:	William Pagano, Executive Vice President

Confirmed:

Goldman Associates of New York, Inc.

By:	/s/ Michael Goldman
Name:	Michael Goldman, President